UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

December 10, 2020

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street, Suite 605, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 10, 2020, Cinedigm Corp. (the “Company”) entered into an amended employment agreement, effective as of November 19, 2020, with Christopher J. McGurk (the “McGurk Employment Agreement”). The McGurk Employment Agreement restates the employment agreement entered into with Mr. McGurk on November 19, 2020, except that in the event of, on or after April 1, 2020 and within two (2) years after a Change in Control (as defined in the Company’s 2017 Equity Incentive Plan), a termination without Cause (other than due to Mr. McGurk’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the McGurk Employment Agreement), then in lieu of receiving the amounts for severance other than in connection with a Change in Control, Mr. McGurk would be entitled to receive a lump sum payment equal to three (3) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus (as defined in the McGurk Employment Agreement) for the year of termination.

The foregoing description of the McGurk Employment Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Cinedigm Corp. and Christopher J. McGurk dated as of December 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: December 16, 2020	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary